                                                                   EXHIBIT 23.1


                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Active Power, Inc. of our report dated February 26, 2000 (except for Note 12, as to which the date is July 13, 2000), with respect to the financial statements of Active Power, Inc. included in its Registration Statement on Form S-1 (No. 333-36946) and related Prospectus, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

Austin, TX
February 19, 2001